Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
US Airways Group, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-137806, 333-129896, 333-129899 and 333-130063 on Form S-3 of US Airways Group, Inc. and to the incorporation by reference in the Registration Statement No. 333-128766 on Form S-8 of US Airways Group, Inc. of our reports dated February 27, 2007, with respect to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2006 and 2005, and related consolidated statements of operations, cash flows and stockholders, equity and comprehensive income for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report of Form 10-K of US Airways Group, Inc.

Our report on the consolidated financial statements refers to the adoption by the Company of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R) effective December 31, 2006, and SFAS No. 123(R), Share Based Payment, effective January 1, 2006 and the change in the method of accounting for maintenance costs in 2005.

/s/ KPMG LLP
Phoenix, Arizona
February 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholder
America West Airlines, Inc.:
     We consent to the incorporation by reference in Registration Statement Nos. 333-137806, 333-129896, 333-129899 and 333-130063 on Form S-3 of US Airways Group, Inc. and to the incorporation by reference in the Registration Statement No. 333-128766 on Form S-8 of US Airways Group, Inc. of our report dated February 27, 2007, with respect to the consolidated balance sheets of America West Airlines, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholder’s equity (deficiency) and comprehensive income for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 Annual Report on Form 10-K of US Airways Group, Inc.
     Our report on the consolidated financial statements refers to the adoption by the Company, of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share Based Payment, effective January 1, 2006, and the change in the method of accounting for maintenance costs in 2005.
/s/ KPMG LLP
Phoenix Arizona
February 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
US Airways, Inc.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-137806 and 333-47348 on Form S-3 and 333-74734 on Form S-4 of US Airways, Inc. of our reports dated February 27, 2007, relating to the balance sheets of US Airways, Inc. (“US Airways”) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2006, and the three months ended December 31, 2005 for the Successor Company, and for the nine months ended September 30, 2005 and the year ended December 31, 2004, for the Predecessor Company, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of US Airways.

Our report dated February 27, 2007 also includes an explanatory paragraph that, as discussed in Notes 1 and 2(b) to the financial statements, on September 16, 2005, the Bankruptcy Court confirmed the Company’s Plan of Reorganization (the Plan), related to its Chapter 11 bankruptcy proceeding. The Plan became effective on September 27, 2005 and US Airways and its parent Company, US Airways Group, Inc. (US Airways Group), emerged from Chapter 11 bankruptcy proceeding. In connection with its emergence from Chapter 11 bankruptcy proceedings, US Airways adopted fresh-start reporting pursuant to Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” as of September 27, 2005. As a result, the financial statements of the Successor Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.

Our report on the financial statements refers to the adoption by the Company of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective December 31, 2006, and SFAS No. 123(R), Share Based Payment,effective January 1, 2006.

/s/ KPMG LLP
Phoenix, Arizona
February 27, 2007